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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is entered into as of October 11, 1999, (the "Effective Date") by and between JEFFREY R. RODEK (the "Employee") and HYPERION SOLUTIONS CORPORATION, a Delaware corporation (the "Company").

                  1.       DUTIES AND SCOPE OF EMPLOYMENT.

                           (a)  POSITION. For the term of his employment under
this Agreement ("Employment"), the Company agrees to employ the Employee in the position of Chief Executive Officer, reporting to the Board of Directors. In addition, the Company agrees to elect the Employee as Chairman of the Board of Directors promptly following his acceptance of the terms of this Agreement. It is expected that the Employee's primary office will be in Sunnyvale, California, at the Company's headquarters.

                           (b)  OBLIGATIONS TO THE COMPANY. During the term of
his Employment, the Employee shall devote his full business efforts and time to the Company. During the term of his Employment, without the prior written approval of the Company (which shall not be unreasonably withheld), the Employee shall not render services in any capacity to any other person or entity and shall not act as a sole proprietor, partner or managing member of any other person or entity or as a shareholder owning more than one percent of the stock of any other corporation. The foregoing, however, shall not preclude the Employee from engaging in reasonable community, school or charitable activities. The Employee shall comply with the Company's policies and rules, as they may be in effect from time to time during the term of his Employment.

                           (c)  NO CONFLICTING OBLIGATIONS. The Employee
represents and warrants to the Company that he is under no obligations or commitments, whether contractual or otherwise, that are inconsistent with his obligations under this Agreement. The Employee represents and warrants that he will not use or disclose, in connection with his employment by the Company, any trade secrets or other proprietary information or intellectual property in which he or any other person has any right, title or interest and that his employment by the Company as contemplated by this Agreement will not infringe or violate the rights of any other person. The Employee represents and warrants to the Company that he has returned all property and confidential information belonging to any prior employer.

                  2.       COMPENSATION.

                           (a)  SALARY. The Company shall pay the Employee as
compensation for his services a base salary at a gross annual rate of not less than $400,000. Such salary shall be payable in accordance with the Company's standard payroll procedures. (The annual compensation specified in this Subsection (a), together with any increases in such compensation that the Company may grant from time to time, is referred to in this Agreement as "Base Compensation.").

                           (b)  INCENTIVE BONUSES. Commencing with the Company's
fiscal year ending June 30, 2002, the Employee shall be eligible to be considered for an annual incentive


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bonus with a target amount equal to 50% of the Employee's Base Compensation with the potential for a greater amount at the discretion of the Company's Board of Directors (the "Board") or its Compensation Committee in the event of exceptional performance. Such bonus (if any) shall be awarded based on objective or subjective criteria established in advance by the Board or its Compensation Committee. The determinations of the Board or such Committee with respect to such bonus shall be final and binding.

                           (c)  RESTRICTED STOCK. The Company hereby grants the
Employee 100,000 shares of the Company's Common Stock, subject to certain restrictions (the "Restricted Stock"), at a purchase price equal to its par value of $0.001 per share, subject to the following additional terms:

                                (i) The aggregate purchase price has been paid by, or on behalf of, the Employee.

                                (ii)  The Restricted Stock is subject to the
         terms of an agreement (the "Restricted Stock Agreement") that shall be presented to the Employee by the officers of the Company within ten
         (10) days of the Effective Date containing terms substantially similar to those of this Agreement and, where applicable, of the Company's 1995 Stock Option/Stock Issuance Plan as amended and restated as of August 21, 1998 (the "Option/Issuance Plan"), a copy of which has been provided to the Employee.

                                (iii) The Employee's interest will become fully vested and all restrictions will lapse on 6,250 shares on the day corresponding to the Effective Date of each successive third month following the Effective Date, so that the Employee's interest will become fully vested in all of the shares of Restricted Stock on the anniversary of the Effective Date in 2003.

                                (iv) As of the Effective Date, the Employee has full stockholder rights with respect to the shares of Restricted Stock including the right to vote the shares and to receive dividends, whether or not his interest in such shares is vested, provided however that should the Employee cease to remain in service to the Company while holding one or more unvested shares of Restricted Stock, such unvested shares will be immediately surrendered to the Corporation for cancellation and the Employee will have no further stockholder rights with respect to such unvested shares.

                                (v)   In the event of a Change in Control or
         Corporate Transaction, as those terms are defined in the Option/Issuance Plan, unvested shares of Restricted Stock shall accelerate to the same extent that options are accelerated under the Option/Issuance Plan. Additionally, the terms of the loan to the Employee and of the Note will not be affected by such Change in Control or Corporate Transaction, so that the Company or the successor corporation, whichever is applicable, will continue to lend to the Employee such funds as are described herein upon acceleration or upon vesting of Employee's interest in the securities to the extent such acceleration occurs.

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                           (d)  LOAN. If the Employee elects treatment under
Section 83(b) of the Internal Revenue Code for income he may be deemed to have received in connection with his purchase of all of the shares of Restricted Stock, the Company will loan the Employee One Million Dollars ($1,000,000.00) in exchange for a full-recourse promissory note from the Employee (the "Note"), subject to the following terms and conditions:

                                (i) The Company will fund such loan to the Employee in the principal amount no later than fifteen (15) business days following the Employee's purchase of the Restricted Stock.

                                (ii) The Note will accrue interest at the applicable federal rate for mid-term loans of 6.02%, compounded annually, and shall have a term of six (6) years. Payment on the outstanding principal and all accrued interest will be due on the maturity date. The Note will be secured by the Restricted Stock and/or such other collateral (if any) as the officer executing the security agreement deems appropriate. In the event that the Employee terminates his service with the Company before the term of the Note has lapsed, the Note will become due and payable in full within thirty (30) days of such termination.

                           (e)  STOCK OPTIONS. The Company hereby agrees grant
to the Employee, as of the Effective Date, options to purchase 1,100,000 shares of the Corporation's Common Stock, 500,000 of which (the "Plan Options") are to be granted pursuant to the Option/Stock Issuance Plan and 600,000 of which (the "Non-Plan Options") are to be granted under an option agreement between the Corporation and the Employee, which agreement is attached as EXHIBIT A (the "Option Agreement"). All of the granted options shall be subject to the following terms:

                                (i) The Plan Options shall be considered
         Incentive Stock Options to the maximum extent permitted in each calendar year under Section 422(d) of the Internal Revenue Code of 1986, as amended. All other of the options granted shall be non-statutory stock options.

                                (ii) All options shall have a term of ten (10) years from the Effective Date, subject to earlier termination following the optionee's cessation of service with the Company. The exercise price of the options granted shall be equal to the closing price per share on the Effective Date, as such price is reported by the Nasdaq Stock Market, which price is deemed for purposes of the Option/Issuance Plan and the Option Agreement to be the fair market value per share of Common Stock as of the Effective Date.

                                (iii) One-quarter of the shares covered by such options shall become exercisable on the anniversary of the Effective Date and 1/48 of the shares covered by such options shall become exercisable upon the day corresponding to the Effective Date of each of the thirty-six months following the first anniversary of the Effective Date, so that the options will be fully exercisable on the fourth anniversary of the Effective Date in 2003.

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                                (iv) Should the Employee for any reason (other
         than for Cause, as defined in Section 6 of this Agreement) cease to remain in Service (as defined in the applicable option agreement) to the Corporation while such options are outstanding, then the Employee shall have a period of time as specified in the option agreements for the Plan Options and the Non-Plan Options during which to exercise such options, but in no event shall such options be exercisable at any time after their expiration date.

                                (v) In each fiscal year of the Company that the Employee chooses to exercise such options, he shall exercise those options that are exercisable in the following order:

                                     (A) First, the Employee shall exercise
                  exercisable Non-Plan Options until the aggregate spread between the exercise price and the fair market value of option shares on the date of exercise is equal to any excess of One Million Dollars ($1,000,000.00) over the amount of compensation other than from exercise of Plan Options that the Employee reasonably expects to receive in such fiscal year.

                                     (B) Second, the Employee shall exercise
                  exercisable Plan Options.

                                     (C) The Employee shall not exercise
                  additional Non-Plan Options in such fiscal year until he has exercised all of his then exercisable Plan Options.

                                (vi) The remaining terms and conditions of such Plan Options shall be substantially as set forth in the Company's standard form option agreement and the Option/Issuance Plan and the remaining terms and conditions of the Non-Plan options are as set forth in the Option Agreement in EXHIBIT A.

                           3.   VACATION AND EMPLOYEE BENEFITS. During the term
of his Employment, the Employee shall be eligible for four weeks of paid vacation per year of Employment. During the term of his Employment, the Employee shall be eligible to participate in any employee benefit plans maintained by the Company for senior executives, subject in each case to the generally applicable terms and conditions of the plan in question and to the determinations of any person or committee administering such plan. In addition, the Company will reimburse Employee for the costs of membership in a health club of his choice.

                           4.   BUSINESS EXPENSES. During the term of his
Employment, the Employee shall be authorized to incur necessary and reasonable travel (including first class air travel), entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse the Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's generally applicable policies. For a period of two years from the date of this Agreement, the Company will also reimburse Employee for all travel between his family residence in Southern California and Hyperion locations in conjunction with Company business and provide Employee

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with temporary living arrangements near such office of the Company as shall be agreed upon by the Board and the Employee. Should Employee decide within the first two years of his Employment to relocate his family to the vicinity of such office of the Company as shall be agreed upon by the Board and the Employee, the Company will reimburse Employee for all reasonable and customary expenses associated with the relocation. This includes, but is not limited to, closing costs associated with the sale of and purchase of a home, mortgage loan closing costs and moving costs.

                  5.       TERM OF EMPLOYMENT.

                           (a)  BASIC RULE. The Company agrees to continue the
Employee's Employment, and the Employee agrees to remain in Employment with the Company, from the Effective Date until the earlier of:

                                (i) The close of the applicable Initial Term or Renewal Period, as determined under Subsection (b) below; or

                                (ii) The date when the Employee's Employment terminates pursuant to Subsection (c) below.

                           (b)  INITIAL TERM AND RENEWAL PERIODS. The initial
term of this Agreement shall end on October 11, 2001 (the "Initial Term"). Thereafter this Agreement shall automatically be renewed for successive 12-month periods (the "Renewal Periods"), unless either party has given the other party written notice of non-renewal not less than 90 days prior to the close of the Initial Term or Renewal Period then in effect.

                           (c)  EARLY TERMINATION. The Employee may terminate
his Employment at any time other than under Section 5(b) and for any reason (or no reason) by giving the Company 30 days advance notice in writing. The Company may terminate the Employee's Employment at any time and for any reason (or no reason), and with or without Cause, by giving the Employee 30 days advance notice in writing or, at the Company's option, pay in lieu of some or all of the notice period. The Company may also, subject to applicable laws, terminate the Employee's active Employment due to Disability by giving the Employee notice in writing. For all purposes under this Agreement, "Disability" shall mean a "disability" as defined by the Americans with Disabilities Act that renders the Employee unable to perform one or more of the essential functions of his job and which the Company is unable to accommodate reasonably without undue hardship. The Employee's Employment shall terminate automatically in the event of his death.

                           (d)  EMPLOYMENT AT WILL. At all times, the Employee's
Employment with the Company shall be "at will." Any contrary representations which may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and a duly authorized officer of the Company.

                           (e)  RIGHTS AND OBLIGATIONS UPON TERMINATION. Except
as expressly

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provided in Section 6, upon the termination of the Employee's Employment pursuant to this Section 5, the Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 2, 3 and 4 for the period preceding the effective date of the termination. No incentive bonus under Section 2(b) shall be payable for the year in which the Employee's Employment terminates, unless the Employee is terminated without Cause, in which the case the Employee shall be entitled to the payment of a prorated bonus for such year. The payments under this Agreement shall fully discharge all compensatory obligations of the Company to the Employee. The termination of this Agreement shall not limit or otherwise affect the Employee's obligations under
Section 7. The Employee will also be required to repay the Note pursuant to
Section 2(d)(ii).

                           (f)  COVENANT. Employee hereby agrees to resign
immediately upon the request of the Company from all offices and directorships he may hold with the Company or any of its affiliates upon the termination of his Employment for any reason.

                  6.       TERMINATION BENEFITS.

                           (a)  GENERAL MUTUAL RELEASE. Within seven (7) days of
the Employee's termination date, the Employee shall execute a general release (in a form prescribed by the Company) of all known and unknown claims that he may then have against the Company or persons affiliated with the Company and the Company also agrees to provide the Employee with the same general release and agreement for the benefit of the Employee.

                           (b)  SEVERANCE PAY. Any other provision of this
Agreement notwithstanding, this Section (b) and Section (c) below shall not apply unless (x) the Employee has executed the general release pursuant to subsection (a) above, and (y) the Employee has agreed not to (and does not) prosecute any legal action or other proceeding based upon any of such claims. If such conditions are met, the Company shall pay the Employee his Base Compensation for a thirty (30)-month period following the effective date of the termination of his Employment as a full-time employee (the "Continuation Period"), provided the Employee does not breach any provision of this Agreement and:

                                (i) The Company terminates the Employee's
         Employment as a full-time employee under Section 5(b) or Section 5(c) for any reason other than Cause, Disability or death; or

                                (ii) The Employee resigns his Employment as a full-time employee for Good Reason within 12 months following a Change in Control, as defined below.

The Base Compensation under this Subsection (b) shall be paid at the rate in effect at the time of the termination of Employment and in accordance with the Company's standard payroll procedures.

The Company reserves the right to pay such severance pay to the Employee in any combination of the following: x) cash; y) by accelerating vesting in some or all of those shares of Restricted Stock that are unvested as of the termination date; and z) by accelerating vesting in some or all of

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such stock options granted to the Employee that remain unvested as of the termination date.

If the Company so chooses to accelerate vesting of either or both the Restricted Stock and such stock options, the value of such Restricted Stock or stock option shares will be calculated using the average of the closing trade price of the Company's Common Stock for the twenty (20) trading days preceding the Employee's termination date (the "Average Price"). The value of such severance pay which the Company chooses to pay in the form of such accelerated Restricted Stock, if any, will be equal to the number of shares so accelerated multiplied by the excess of the Average Price over $0.001. The value of such severance pay which the Company chooses to pay in the form of such accelerated stock option shares, if any, will be equal to the number of shares so accelerated multiplied by the excess of the Average Price over the exercise price of the stock option shares.

                           (c)  EMPLOYEE BENEFITS. If Subsection (b) above
applies, the Company shall continue the coverage of the Employee and his dependents (if applicable) under the employee benefit plans described in Section 3 during the Continuation Period. To the extent that such plans or the insurance contracts or provider agreements associated with such plans do not permit the extension of the Employee's coverage following the termination of his active employment, the Company shall pay the Employee cash in an amount equal to the cost to the Company of the coverage that cannot be provided. The cash payments shall be made in accordance with Subsection (b) above.

                           (d)  COBRA. If Subsection (b) above applies, and if
the Employee elects to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") following the termination of his Employment, then the date of the "qualifying event" for purposes of COBRA shall be the Employee's last day of active employment.

                           (e)  DEFINITION OF "CAUSE." For all purposes under
this Agreement, "Cause" shall mean:

                                (i) The Employee's failure to perform in a satisfactory fashion one or more reasonable and lawful duties assigned to the Employee by the Company under this Agreement, if such failure continues for 15 days or more after the Company has given the Employee written notice describing such failure and advising him of the consequences of such failure under this Agreement, provided that such notice shall be required only with respect to the first failure;

                                (ii) The Employee's conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

                                (iii) The Employee's failure or refusal to carry out the reasonable directives of the Company, if such failure continues for three days or more after the Company has given the Employee written notice describing such failure and advising him of the consequences of such failure under this Agreement, provided that such notice shall be required only with respect to the

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         first failure;

                                (iv) Any breach of this Agreement, the
         Proprietary Information and Inventions Agreement between the Employee and the Company, or any other agreement between the Employee and the Company;

                                (v) Threats or acts of violence directed at any present, former or prospective employee, independent contractor, vendor, customer or business partner of the Company (or any of the Company's affiliates); or

                                (vi) The commission of any act of fraud, embezzlement or dishonesty by Employee, any unauthorized use or disclosure by Employee of confidential information or trade secrets of the Company (or any of the Company's affiliates), or any other intentional misconduct by Employee affecting the business or affairs of the Company (or any of the Company's affiliates) in a material manner.

                           (f)  DEFINITION OF "CHANGE IN CONTROL." For all
purposes under this Agreement except where indicated in Section 2(c), "Change in Control" shall mean:

                                (i) The consummation of a merger or
         consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such transaction own immediately after such transaction 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity or (B) any direct or indirect parent corporation of such continuing or surviving entity;

                                (ii) The sale, transfer or other disposition of all or substantially all of the Company's assets, if persons who were not stockholders of the Company immediately prior to such transaction own immediately after such transaction 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity or (B) any direct or indirect parent corporation of such continuing or surviving entity;

                                (iii) A change in the composition of the Board, as a result of which fewer than a majority of the incumbent directors are directors who either (A) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

                                (iv) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of

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         securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Paragraph (iv), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a parent or subsidiary of the Company and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; or

                                (v) Any change in control required to be reported by Item 1 of Form 8-K of the Securities and Exchange Commission or by Item 6(e) of Schedule 14A set forth in Rule 14a-101 under the Exchange Act (or by any successor of either).

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

                           (g)  DEFINITION OF "GOOD REASON." For all purposes
under this Agreement, "Good Reason" shall mean:

                                (i) A significant diminution in the nature or scope of the Employee's authority, duties or responsibilities in effect immediately prior to the Change in Control;

                                (ii) Any reduction in the rate of the Employee's Base Compensation in effect immediately prior to the Change in Control or a reduction of 25% or more in the value of the Employee's aggregate compensation and benefits in effect immediately prior to the Change in Control;

                                (iii) The relocation of the Employee's principal place of employment to a site more than 25 miles removed from his principal place of employment immediately prior to the Change in Control; or

                                (iv) An increase of 25% or more in the
         average amount of time per month that the Employee is required to be away from his principal place of employment, relative to the average amount of time per month that the Employee was required to be away from his principal place of employment immediately prior to the Change in Control.

                  7.       EMPLOYEE'S COVENANTS.

                           (a)  NON-SOLICITATION. During the period commencing
on the date of this Agreement and continuing until the second anniversary of the date when the Employee's Employment terminated for any reason, the Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on the Employee's own behalf or on behalf of any

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other person or entity) either (i) the employment of any employee of the Company or any of the Company's affiliates or (ii) the business of any customer of the Company that is of the nature of the business being provided by the Company, or of any of the Company's affiliates, with whom the Employee had contact during his Employment. During the portion of such period following termination of the Employee, the Employee shall not encourage or induce, or take any action that has the effect of encouraging or inducing, any employee of the Company or any of the Company's affiliates to terminate his or her employment.

                           (b)  NON-DISCLOSURE. The Employee has entered into a
Proprietary Information and Inventions Agreement with the Company, which is incorporated herein by reference.

                           (c)  NON-COMPETITION. If Section  6(b) applies, the
Employee during the Continuation Period shall not, directly or indirectly (other than on behalf of the Company or with the Company's prior written consent), engage in a Competitive Business Activity in any of the locations listed in Schedule A attached hereto. The term "Competitive Business Activity" shall mean:

                                (i) Engaging in, or managing or directing persons engaged in, any business in which the Company or any of the Company's affiliates is engaged at the time of the termination of the Employee's Employment, whether independently or as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise;

                                (ii) Acquiring or having an ownership interest in any entity that derives more than 15% of its gross revenues from any business in which the Company or any of the Company's affiliates is engaged at the time of the termination of the Employee's Employment, except for ownership of 1% or less of any entity whose securities are freely tradable on an established market; or

                                (iii) Participating in the financing, operation, management or control of any firm, partnership, corporation, entity or business described in Paragraph (ii) above.

                           (d)  NON-DISPARAGEMENT. During the period commencing
on the date of this Agreement and continuing until the second anniversary of the date when the Employee's Employment terminated for any reason, (i) the Employee shall not directly or indirectly, personally or through others, disparage the Company, its affiliates, its management, officers, employees or members of its Board of Directors and (ii) the Company shall not, and it shall take reasonable steps to cause its management and members of its Board of Directors not to, directly or indirectly, personally or through others, disparage the Employee, except that such disclosures by the Company that are made (a) to fulfill its obligations under federal securities statutes and rules; (b) in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof, or (c) pursuant to other of the Company's or such individuals' duties required by law, will not violate the Company's obligation under this subsection (d).

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                           (e)  INJUNCTIVE RELIEF. The Employee acknowledges and
agrees that his failure to perform any of his covenants in this Section 7 would cause irreparable injury to the Company and cause damages to the Company that would be difficult or impossible to ascertain or quantify. Accordingly, without limiting any other remedies that may be available with respect to any breach of this Agreement, the Employee consents to the entry of an injunction to restrain any breach of this Section 7, without any requirement to post a bond.

                           (f)  SURVIVAL. The covenants in this Section 7 shall
survive any termination or expiration of this Agreement and the termination of the Employee's Employment with the Company for any reason.

                  8.       SUCCESSORS.

                           (a)  COMPANY'S SUCCESSORS. This Agreement shall be
binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

                           (b)  EMPLOYEE'S SUCCESSORS. This Agreement and all
rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  9.       MISCELLANEOUS PROVISIONS.

                           (a)  NOTICE. Notices and all other communications
contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when (i) personally delivered, (ii) delivered to the U.S. Postal Service for delivery by registered or certified mail or (iii) delivered to a comparable private service offering guaranteed deliveries in the ordinary course of its business. Notice under clauses (ii) and (iii) shall be valid only if delivery charges have been prepaid and a return receipt will be furnished. In the case of the Employee, notice under clauses (ii) and (iii) shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, notice under clauses (ii) and (iii) shall be addressed to its corporate headquarters and directed to the attention of its Secretary.

                           (b)  MODIFICATIONS AND WAIVERS. No provision of this
Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

                           (c)  WHOLE AGREEMENT. This Agreement supersedes any
prior employment agreement between the Employee and the Company. No other agreements, representations or understandings (whether oral or written and whether express or implied)

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

which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof. This Agreement and the Proprietary Information and Inventions Agreement between the Employee and the Company contain the entire understanding of the parties with respect to the subject matter hereof.

                           (d)  WITHHOLDING TAXES. All payments made under this
Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

                           (e)  CHOICE OF LAW. The validity, interpretation,
construction and performance of this Agreement shall be governed by the laws of the State of California (except their provisions governing the choice of law).

                           (f)  SEVERABILITY. The invalidity or unenforceability
of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect. If any provision hereof is unenforceable in any jurisdiction, it shall be adjusted rather than voided so that it may be enforced to the maximum extent possible.

                           (g)  ARBITRATION. Subject to Section 7(e), any
controversy or claim arising out of or relating to this Agreement or the breach thereof, or the Employee's Employment or the termination thereof, shall be settled in Santa Clara County, California, by arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The decision of the arbitrator shall be final and binding on the parties, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties hereby agree that the arbitrator shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The Company and the Employee shall share equally all fees and expenses of the arbitrator; provided, however, that the Company or the Employee, as the case may be, shall bear all fees and expenses of the arbitrator and all of the legal fees and out-of-pocket expenses of the other party if the arbitrator determines that the claim or position of the Company or the Employee, as the case may be, was without reasonable foundation. The Employee hereby consents to personal jurisdiction of the state and federal courts located in the State of California for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

                           (h)  NO ASSIGNMENT. This Agreement and all rights and
obligations of the Employee hereunder are personal to the Employee and may not be transferred or assigned by the Employee at any time. The Company may assign its rights under this Agreement to any entity that assumes the Company's obligations hereunder in connection with any sale or transfer of all or a substantial portion of the Company's assets to such entity.

                           (i) COUNTERPARTS. This Agreement may be executed in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.



                                            HYPERION SOLUTIONS CORPORATION



                                            By: /s/ Stephen Imbler
                                               ---------------------------------

                                            Title:
                                                  ------------------------------


                                            /s/ Jeffrey R. Rodek
                                            ------------------------------------
                                            Jeffrey R. Rodek

    EXHIBIT A TO OCTOBER 11, 1999 EMPLOYMENT AGREEMENT WITH JEFFREY R. RODEK

                     OPTION AGREEMENT WITH JEFFREY R. RODEK

                         HYPERION SOLUTIONS CORPORATION
                             STOCK OPTION AGREEMENT

                 - RELATING TO AN OPTION GRANT OF 500,000 SHARES

     PURSUANT TO THE HYPERION SOLUTIONS CORPORATION 1995 STOCK OPTION/STOCK
         ISSUANCE PLAN AS AMENDED AND RESTATED AS OF AUGUST 21, 1998. -

                        EFFECTIVE AS OF OCTOBER 11, 1999

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

                 NOW, THEREFORE, it is hereby agreed as follows:

                  1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

                  2. OPTION TERM. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

                  3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

                  4. DATES OF EXERCISE.

                           i) This option shall become exercisable for the
                  Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

                           ii) In each fiscal year of the Company that the
                  Optionee chooses to exercise such options, he shall exercise those options that are exercisable in the following order:

                                    (A) First, the Optionee shall exercise
                           exercisable Non-Plan Options until the aggregate spread between the exercise price and the fair market value of option shares on the date of exercise is equal to any excess of One Million Dollars ($1,000,000.00) over the amount of compensation other than from exercise of Plan Options that the Optionee reasonably expects to receive in such fiscal year.

                                    (B) Second, the Optionee shall exercise
                           exercisable Plan Options.

                                    (C) The Optionee shall not exercise
                           additional Non-Plan Options in such fiscal year until he has exercised all of his then exercisable Plan Options.

                  5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                  (i) Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Cause) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service) ), or such period of time greater than three (3) months as may be determined by the Board to be in the best interests of the Corporation, during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                  (ii) Should Optionee die while this option is outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (A) the expiration of the twelve (12)- month period measured from the date of Optionee's death or (B) the Expiration Date.

                  (iii) Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

                  (iv) Should Optionee's Service be terminated for Cause, then this option shall terminate immediately and cease to remain outstanding.

                  (v) During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

                  (vi) In the event of a Corporate Transaction, the provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

                  6.       SPECIAL ACCELERATION OF OPTION.



                           a. In the event of a Corporate Transaction, the
                  exercisability of this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for any or all of the Option Shares at the time subject to this option as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (i) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the Option Shares for which this option is not exercisable at the time of the Corporate Transaction (the excess of the Fair Market Value of such Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same exercise schedule in effect for the option pursuant to the option exercise schedule set forth in the Grant Notice. The determination of option comparability under clause (i) shall be made by the Plan Administrator, and such determination shall be final, binding and conclusive.

                           b. Immediately following the Corporate Transaction,
                  this option, to the extent not previously exercised, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                           c. If this option is assumed in connection with a
                  Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                           d. Upon an Involuntary Termination of Optionee's
                  Service within eighteen (18) months following a Corporate Transaction in which this option is assumed or replaced, the exercisability of this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall immediately become fully exercisable for all the Option Shares at the time subject to this option as fully-vested shares of Common Stock and may be exercised for any or all of those shares at any time prior to the earlier of (i) the Expiration Date or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

                           e. This Agreement shall not in any way affect the
                  right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                  8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

                  9. MANNER OF EXERCISING OPTION.

                  a. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                           (i) Execute and deliver to the Corporation a Notice
                  of Exercise for the Option Shares for which the option is exercised.

                           (ii) Pay the aggregate Exercise Price for the
                  purchased shares in one or more of the following forms:

                                    (A) cash or check made payable to the
                           Corporation;

                                    (B) a promissory note payable to the
                           Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph 13;

                                    (C) shares of Common Stock held by Optionee
                           (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                                    (D) through a special sale and remittance
                           procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions
                           (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                           Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                                    (iii) Furnish to the Corporation appropriate
                           documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                                    (iv) Make appropriate arrangements with the
                           Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

                  b. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                  c. In no event may this option be exercised for any fractional shares.

                  10. COMPLIANCE WITH LAWS AND REGULATIONS.

                  a. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                  b. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

                  11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

                  12. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

                  13. FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.(1)

(1) Authorization of payment of the Exercise Price by a promissory note may, under currently proposed Treasury Regulations, result in the loss of incentive stock option treatment under the Federal tax laws.

                  14. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

                  15. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                  16. EXCESS SHARES. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

                  17. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                           (i) This option shall cease to qualify for favorable
                  tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

                           (ii) No installment under this option shall qualify
                  for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of the Common Stock and any other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

                           (iii) Should the exercisability of this option be
                  accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Corporate Transaction, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

                           (iv) Should Optionee hold, in addition to this
                  option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

         18. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                         HYPERION SOLUTIONS CORPORATION

                                                         /s/ Stephen Imbler
                                                     By:________________________

                                                           Stephen Imbler
                                                     Name:______________________


                                                     Title:_____________________




                                                     /s/ Jeffrey R. Rodek
                                                     ___________________________
                                                     Jeffrey R. Rodek

                                                     Address:___________________

                                                             ___________________

                                                             ___________________

                                    EXHIBIT I

                               NOTICE OF EXERCISE

                 - RELATING TO AN OPTION GRANT OF 500,000 SHARES
     PURSUANT TO THE HYPERION SOLUTIONS CORPORATION 1995 STOCK OPTION/STOCK
         ISSUANCE PLAN AS AMENDED AND RESTATED AS OF AUGUST 21, 1998. -

                  I hereby notify Hyperion Solutions Corporation (the
"Corporation") that I elect to purchase      shares of the Corporation's Common
Stock (the "Purchased Shares") at the option exercise price of $      per share
(the "Exercise Price") pursuant to that certain option (the "Option") granted to
me under the Corporation's 1995 Stock Option /Stock Issuance Plan on         ,
199 .

                  Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

                  I hereby certify that this Exercise Notice is being executed in accordance with the order of exercise specified in Section 2(e)(v) of the Employment Agreement Between the Corporation and the Optionee dated as of October 11, 1999.


_______________________, 199__
Date

                                                          ______________________
                                                          Optionee

                                                          Address:______________

                                                          ______________________



Print name in exact manner
it is to appear on the
stock certificate:                                       _______________________

Address to which certificate
is to be sent, if different
from address above:                                      _______________________
                                                         _______________________
                                                         _______________________

Social Security Number:                                  _______________________

Optionee Number:                                        _______________________


                                    APPENDIX

                  The following definitions shall be in effect under the
Agreement:

A.       AGREEMENT shall mean this Stock Option Agreement.

B.       BOARD shall mean the Corporation's Board of Directors.


C. CAUSE shall mean: (i) The Optionee's failure to perform in a satisfactory fashion one or more reasonable and lawful duties assigned to the Optionee by the Corporation under this Agreement, if such failure continues for 15 days or more after the Corporation has given the Optionee written notice describing such failure and advising him of the consequences of such failure under this Agreement; provided that such notice shall be required only with respect to the first failure;

                           (ii) The Optionee's conviction of, or a plea of
                  "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

                           (iii) The Optionee's failure or refusal to carry out
                  the reasonable directives of the Corporation, if such failure continues for three days or more after the Corporation has given the Optionee written notice describing such failure and advising him of the consequences of such failure under this Agreement; provided that such notice shall be required only with respect to the first failure;

                           (iv) Any breach of this Agreement, the Proprietary
                  Information and Inventions Agreement between the Optionee and the Corporation, or any other agreement between the Optionee and the Corporation;

                           (v) Threats or acts of violence directed at any
                  present, former or prospective employee, independent contractor, vendor, customer or business partner of the Corporation (or any of the Corporation's affiliates); or

                           (vi) The commission of any act of fraud, embezzlement
                  or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any of the Corporation's affiliates), or any other intentional misconduct by Optionee affecting the business or affairs of the Corporation (or any of the Corporation's affiliates) in a material manner.

D.       CODE shall mean the Internal Revenue Code of 1986, as amended.


E.       COMMON STOCK shall mean the Corporation's common stock.


F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:


                           (i) a merger or consolidation in which securities
                  possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                           (ii) the sale, transfer or other disposition of all
                  or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

G. CORPORATION shall mean Hyperion Solutions Corporation, a Delaware corporation.

H. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.


J. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.


K. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.


L. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:


                           (i) If the Common Stock is at the time traded on the
                  Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                           (ii) If the Common Stock is at the time listed on any
                  Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

M. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.


N. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

O. INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.


P. INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service which occurs by reason of:


                           (i) Optionee's involuntary dismissal or discharge by
                  the Corporation for reasons other than for Cause, or

                           (ii) Optionee's voluntary resignation following (A) A
                  significant diminution in the nature or scope of the Optionee's authority, duties or responsibilities in effect immediately prior to the Change in Control; (B) Any reduction in the rate of the Optionee's Base Compensation in effect immediately prior to the Change in Control or a reduction of 25% or more in the value of the Optionee's aggregate compensation and benefits in effect immediately prior to the Change in Control; (C) The relocation of the Optionee's principal place of employment to a site more than 25 miles removed from his principal place of employment immediately prior to the Change in Control; or (D) An increase of 25% or more in the average amount of time per month that the Optionee is required to be away from his principal place of employment, relative to the average amount of time per month that the Optionee was required to be away from his principal place of employment immediately prior to the Change in Control.

Q. NON-PLAN OPTIONS shall mean the Option Shares granted to the Optionee pursuant to the Option Agreement Between the Corporation and the Optionee Relating to an Option Grant of 600,000 Shares, dated as of October 11, 1999; and any other Option Shares granted to the Optionee that were not granted pursuant to the Plan or any other such plan adopted by the Corporation.

R. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

S. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.


T. OPTION SHARES shall mean the number of shares of Common Stock subject to stock options granted to the Optionee by the Corporation.

U. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

V. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W. PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

X.       PLAN shall mean the Corporation's 1995 Stock Option/Stock Issuance
Plan.


Y. PLAN ADMINISTRATOR shall mean either the Board or a committee of Board members, to the extent the committee is at the time responsible for the administration of the Plan.

Z. PLAN OPTIONS shall mean the Option Shares granted pursuant to this Agreement and any other Option Shares granted to the Optionee under the Plan or any other such plan adopted by the Corporation.

AA.      SERVICE shall mean the Optionee's performance of services for the
Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

BB.      STOCK EXCHANGE shall mean the American Stock Exchange or the New York
Stock Exchange.


CC.      SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                          Hyperion Solutions Corporation

HYPERION SOLUTIONS CORPORATION            ID:  77-027777
NOTICE OF GRANT OF STOCK OPTIONS          1344 Crossman Avenue
                                          Sunnyvale, CA  94089


                                          OPTION NUMBER: ___________
                                          PLAN:          1995 STOCK OPTION/STOCK
                                                         ISSUANCE PLAN

                                          ID:            ____________


Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Hyperion Solutions Corporation (the
"Corporation").

            Optionee:                           Jeffrey R. Rodek
            Grant Date:                         October 11, 1999
            Vesting Commencement Date:          October 11, 1999
            Exercise Price:                     $19.063 per share
            Expiration Date:                    October 11, 2009
            Number of Option Shares:            500,000 Total Option Shares

                  Exercise Schedule: The Option shall become exercisable with respect to (i) twenty-five percent (25%) of the Total Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in successive equal monthly installments upon Optionee's completion of each of the next thirty-six (36) months of Service measured from and after the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

                  Exercise Order: In each fiscal year of the Corporation that the Optionee chooses to exercise this option, he shall exercise this option for those Option Shares that are then exercisable in conjunction with the Non-Plan Option(s) in the order of exercise specified in Section 4(ii) of the Stock Option Agreement between the Corporation and the Optionee relating to a grant of 500,000 shares (the "Agreement") dated as of October 11, 1999.

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Hyperion Solutions Corporation 1995 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Agreement.

                  Optionee hereby acknowledges access to and receipt of the official prospectus for the Plan via GlobalSource (the Corporation's intranet at http://globalsource). A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

                  The Option shall be considered an Incentive Stock Option to the maximum extent permitted in each calendar year under Section 422(d) of the Internal Revenue Code of 1986, as amended.

                  No Employment or Service Contract. Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.


HYPERION SOLUTIONS CORPORATION
OPTIONEE

/s/ Jeffrey R. Rodek                               /s/ Stephen V. Imbler
------------------------------                     -----------------------------
                                                   Stephen V. Imbler
                                                   Interim President and CEO

                         HYPERION SOLUTIONS CORPORATION

                             STOCK OPTION AGREEMENT

               - RELATING TO AN OPTION GRANT OF 600,000 SHARES -

                        EFFECTIVE AS OF OCTOBER 11, 1999

RECITALS

         A. The Compensation Committee has approved this Stock Option Agreement for the purpose of retaining the services of JEFFREY R. RODEK (the "Optionee").

         B. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is intended to promote the interests of the Corporation by providing Optionee with the opportunity to acquire a proprietary interest, or otherwise increase his proprietary interest, in the Corporation as an incentive for him to remain in the service of the Corporation.

         C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

                 NOW, THEREFORE, it is hereby agreed as follows:

                  1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The option granted herein shall be a Non-Statutory Option. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

                  2. OPTION TERM. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

                  3. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, this option may be assigned in whole or in part during the Optionee's lifetime in accordance with the terms of a Qualified Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Compensation Committee may deem appropriate.

                  4. DATES OF EXERCISE.

                  i) This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6.

                  (ii) In each fiscal year of the Company that the Optionee chooses to exercise this option, he shall exercise those Option Shares that are exercisable in the following order:

                           (A) First, the Optionee shall exercise exercisable
                  Non-Plan Options until the aggregate spread between the exercise price and the fair market value of option shares on the date of exercise is equal to any excess of One Million Dollars ($1,000,000.00) over the amount of compensation other than from exercise of Plan Options that the Optionee reasonably expects to receive in such fiscal year.

                           (B) Second, the Optionee shall exercise exercisable
                  Plan Options.

                           (C) The Optionee shall not exercise additional
                  Non-Plan Options in such fiscal year until he has exercised all of his then exercisable Plan Options.

                  5. CESSATION OF SERVICE. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

                           (i) Should Optionee cease to remain in Service for
                  any reason (other than death or for Cause) while this option is outstanding, then Optionee shall have a period of three (3) months (commencing with the date of such cessation of Service), or such period of time greater than three (3) months as may be determined by the Board to be in the best interests of the Corporation, during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

                           (ii) Should Optionee die while this option is
                  outstanding, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option. Such right shall lapse and this option shall cease to be outstanding upon the earlier of (A) the expiration of the twelve (12)- month period measured from the date of Optionee's death or (B) the Expiration Date.

                           (iii) Should Optionee cease Service by reason of
                  Permanent Disability while this option is outstanding, then Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option. In no event shall this option be exercisable at any time after the Expiration Date.

                           (iv) Should Optionee's Service be terminated for
                  Cause, then this option shall terminate immediately and cease to remain outstanding.

                           (v) During the limited period of post-Service
                  exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee's cessation of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. To the extent Optionee is not vested in the Option Shares at the time of Optionee's cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

                           (vi) In the event of a Corporate Transaction, the
                  provisions of Paragraph 6 shall govern the period for which this option is to remain exercisable following Optionee's cessation of Service and shall supersede any provisions to the contrary in this paragraph.

                  6.       SPECIAL ACCELERATION OF OPTION.

                           (i) In the event of a Corporate Transaction, the
                  exercisability of this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for any or all of the Option Shares at the time subject to this option as fully-vested shares of Common Stock. No such acceleration of this option, however, shall occur if and to the extent: (x) this option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof) or (y) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the Option Shares for which this option is not exercisable at the time of the Corporate Transaction (the excess of the Fair Market Value of such Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same exercise schedule in effect for the option pursuant to the option exercise schedule set forth in the Grant Notice. The determination of option comparability under clause (x) shall be made by the Compensation Committee, and such determination shall be final, binding and conclusive.

                           (ii) Immediately following the Corporate Transaction,
                  this option, to the extent not previously exercised, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

                           (iii) If this option is assumed in connection with a
                  Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

                           (iv) Upon an Involuntary Termination of Optionee's
                  Service within eighteen (18) months following a Corporate Transaction in which this option is assumed or replaced, the exercisability of this option, to the extent outstanding at such time but not otherwise fully exercisable, shall automatically accelerate so that this option shall immediately become fully exercisable for all the Option Shares at the time subject to this option as fully-vested shares of Common Stock and may be exercised for any or all of those shares at any time prior to the earlier of (x) the Expiration Date or (y) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination.

                           (v) The Compensation Committee shall have the
                  discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to (x) provide for the automatic acceleration of vesting in this option upon the occurrence of a Change in Control or (y) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination within a specified period following the effective date of such Change in Control. Any Option Shares accelerated in connection with a Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

                           (vi) This Agreement shall not in any way affect the
                  right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                  7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                  8. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

                  9.       MANNER OF EXERCISING OPTION.


                           (i) In order to exercise this option with respect to
                  all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                                    A. Execute and deliver to the Corporation a
                           Notice of Exercise for the Option Shares for which the option is exercised.

                                    B. Pay the aggregate Exercise Price for the
                           purchased shares in one or more of the following forms:

                                             a. cash or check made payable to
                                    the Corporation;

                                             b. a promissory note payable to the
                                    Corporation, but only to the extent
                                    authorized by the Compensation Committee in accordance with Paragraph 13;

                                             c. shares of Common Stock held by
                                    Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                                             d. through a special sale and
                                    remittance procedure pursuant to which
                                    Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (x) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (y) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                           C. Furnish to the Corporation appropriate
                  documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                           D. Make appropriate arrangements with the Corporation
                  (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise. Such arrangements may include, but are not limited to, the following:

                                    a. Stock Withholding: The election to have
                           the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of this option, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                                    b. Stock Delivery: The election to deliver
                           to the Corporation, at the time this option is exercised or the shares vest, one or more shares of Common Stock previously acquired by Optionee (other than in connection with the option exercise triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the Optionee.

                  (ii) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

                  (iii) In no event may this option be exercised for any fractional shares.

         10.      COMPLIANCE WITH LAWS AND REGULATIONS.

                  (i) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

                  (ii) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

         11. REGISTRATION. The Company agrees to take all actions necessary to file with the U.S. Securities and Exchange Commission, within sixty (60) days from the date of this Agreement, a Registration Statement on Form S-8 with respect to the shares of the

Company's common stock issuable upon exercise of the options pursuant to this Agreement and to use commercially reasonable efforts to maintain the effectiveness of such registration statement.

         12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

         13. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

         14. FINANCING. The Compensation Committee may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Compensation Committee in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus
(ii) any Federal, state and local income and employment tax liability incurred by the Optionee in connection with the option exercise. The Compensation Committee may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Compensation Committee may deem appropriate.

         15. CANCELLATION AND REGRANT OF THIS OPTION. The Compensation Committee shall have the authority to effect, at any time and from time to time, with the consent of the Optionee, the cancellation of any or all outstanding Option Shares under this Agreement and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new option grant date.

         16. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to resolutions approved by the Compensation Committee and are in all respects limited by and subject to the terms of such resolutions.

         17. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

         18. COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

                                      HYPERION SOLUTIONS CORPORATION



                                       By: /s/ Stephen Imbler
                                          --------------------------------------

                                      Name: Stephen Imbler
                                            ------------------------------------

                                     Title:
                                            ------------------------------------

                                            /s/ Jeffrey R. Rodek
                                            ------------------------------------
                                            Jeffrey R. Rodek

                                    Address:
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------

                                    EXHIBIT A

                               NOTICE OF EXERCISE

                - RELATING TO AN OPTION GRANT OF 600,000 SHARES -

                  I hereby notify Hyperion Solutions Corporation (the
"Corporation") that I elect to purchase         shares of the Corporation's
Common Stock (the "Purchased Shares") at the option exercise price of $      per
share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Stock Option Agreement between the Corporation and me dated October __, 1999.

                  Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

                  I hereby certify that this Exercise Notice is being executed in accordance with the order of exercise specified in Section 2(e)(v) of the Employment Agreement Between the Corporation and the Optionee dated as of October 11, 1999.

                        , 200__
------------------------
Date

                                                          ----------------------
                                                          Optionee

                                                          Address:
                                                                  --------------

                                                          ----------------------



Print name in exact manner
it is to appear on the
stock certificate:                                        ----------------------

Address to which certificate
is to be sent, if different
from address above:                                       ----------------------

Social Security Number:                                   ----------------------

Employee Number:                                          ----------------------

                                    APPENDIX

                  The following definitions shall be in effect under the
Agreement:

A.       AGREEMENT shall mean this Stock Option Agreement.

B.       BOARD shall mean the Corporation's Board of Directors.


C. CAUSE shall mean: (i) The Optionee's failure to perform in a satisfactory fashion one or more reasonable and lawful duties assigned to the Optionee by the Corporation under this Agreement, if such failure continues for 15 days or more after the Corporation has given the Optionee written notice describing such failure and advising him of the consequences of such failure under this Agreement; provided that such notice shall be required only with respect to the first failure;

                           (ii) The Optionee's conviction of, or a plea of
                  "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof;

                           (iii) The Optionee's failure or refusal to carry out
                  the reasonable directives of the Corporation, if such failure continues for three days or more after the Corporation has given the Optionee written notice describing such failure and advising him of the consequences of such failure under this Agreement; provided that such notice shall be required only with respect to the first failure;

                           (iv) Any breach of this Agreement, the Proprietary
                  Information and Inventions Agreement between the Optionee and the Corporation, or any other agreement between the Optionee and the Corporation;

                           (v) Threats or acts of violence directed at any
                  present, former or prospective employee, independent contractor, vendor, customer or business partner of the Corporation (or any of the Corporation's affiliates); or

                           (vi) The commission of any act of fraud, embezzlement
                  or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any of the Corporation's affiliates), or any other intentional misconduct by Optionee affecting the business or affairs of the Corporation (or any of the Corporation's affiliates) in a material manner.

D. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                           (i) the acquisition, directly or indirectly, by any
                  person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

                           (ii) a change in the composition of the Board over a
                  period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

E.       CODE shall mean the Internal Revenue Code of 1986, as amended.


F.       COMMON STOCK shall mean the Corporation's common stock.

G. COMPENSATION COMMITTEE shall mean a subcommittee of the Board composed of outside members of the Board which makes policy determinations regarding executive compensation.

H. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Corporation is a party:

                           (i) a merger or consolidation in which securities
                  possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

                           (ii) the sale, transfer or other disposition of all
                  or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

I. CORPORATION shall mean Hyperion Solutions Corporation, a Delaware corporation.

J. DOMESTIC RELATIONS ORDER shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

K. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

L. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

M. EXERCISE PRICE shall mean the exercise price per share as specified in the Grant Notice.

N. EXPIRATION DATE shall mean the date on which the option expires as specified in the Grant Notice.


O. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                           (i) If the Common Stock is at the time traded on the
                  Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                           (ii) If the Common Stock is at the time listed on any
                  Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

P. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.


Q. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

R. INVOLUNTARY TERMINATION shall mean the termination of Optionee's Service which occurs by reason of:


                           (i) Optionee's involuntary dismissal or discharge by
                  the Corporation for reasons other than for Cause, or

                           (ii) Optionee's voluntary resignation following (A) A
                  significant diminution in the nature or scope of the Optionee's authority, duties or responsibilities in effect immediately prior to the Change in Control; (B) Any reduction in the rate of the Optionee's Base Compensation in effect immediately prior to the Change in Control or a reduction of 25% or more in the value of the Optionee's aggregate compensation and benefits in effect immediately prior to the Change in Control; (C) The relocation of the Optionee's principal place of employment to a site more than 25 miles removed from his principal place of employment immediately prior to the Change in Control; or (D) An increase of 25% or more in the average amount of time per month that the Optionee is required to be away from his principal place of employment, relative to the average amount of time per month that the Optionee was required to be away from his principal place of employment immediately prior to the Change in Control.

S. NON-PLAN OPTIONS shall mean the Option Shares granted pursuant to this Agreement and any other Option Shares which the Optionee may seek to exercise that were not granted under the Option/Issuance Plan or any other such plan as may be adopted by the Corporation.

T. NON-STATUTORY OPTIONS shall mean Option Shares not intended to satisfy the requirements of Code Section 422.

U. NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as Exhibit I.


V. OPTION/ISSUANCE PLAN shall mean the Corporation's 1995 Stock Option/Stock Issuance Plan as amended and restated as of August 21, 1998.

W. OPTION SHARES shall mean the number of shares of Common Stock subject to the stock options granted by the Corporation to the Optionee.

X.       OPTIONEE shall refer to Mr. Jeffrey R. Rodek.


Y. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Z. PERMANENT DISABILITY shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

AA.      PLAN OPTIONS shall mean Option Shares issued under the Option/Issuance
Plan or under any other such plan as may be adopted by the Corporation.

BB.      QUALIFIED DOMESTIC RELATIONS ORDER shall mean a Domestic Relations
Order that would substantially comply with the requirements of Code Section 414(p) if the Plan were subject to such section. The Compensation Committee shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

CC.      SERVICE shall mean the Optionee's performance of services for the
Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

DD.      STOCK EXCHANGE shall mean the American Stock Exchange or the New York
Stock Exchange.


EE.      SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

FF.      TAXES shall mean the Federal, state and local income and employment tax liabilities incurred by the Optionee.

                                                 Hyperion Solutions Corporation
                                                 ID:  77-027777
HYPERION SOLUTIONS CORPORATION                   1344 Crossman Avenue
NOTICE OF GRANT OF STOCK OPTIONS                 Sunnyvale, CA  94089



                                                 OPTION NUMBER:   ____________

                                                 PLAN:            Not Applicable
                                                 ID:              ____________


Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Hyperion Solutions Corporation (the
"Corporation").

            Optionee:                           Jeffrey R. Rodek
            Grant Date:                         October 11, 1999
            Vesting Commencement Date:          October 11, 1999
            Exercise Price:                     $19.063 per share
            Expiration Date:                    October 11, 2009
            Number of Option Shares:            600,000 Total Option Shares


                  Exercise Schedule: The Option shall become exercisable with respect to (i) twenty-five percent (25%) of the Total Option Shares upon Optionee's completion of one (1) year of Service measured from the Vesting Commencement Date and (ii) the balance of the Option Shares in successive equal monthly installments upon Optionee's completion of each of the next thirty-six (36) months of Service measured from and after the first anniversary of the Vesting Commencement Date. In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

                  Exercise Order: In each fiscal year of the Corporation that the Optionee chooses to exercise this option, he shall exercise this option for those Option Shares that are then exercisable in conjunction with the option(s) granted to him under the Option/Issuance Plan in the order of exercise specified in Section 4(ii) of the Stock Option Agreement between Hyperion Solutions Corporation and the Optionee dated as of October 11, 1999 relating to the issuance of 600,000 shares (the "Agreement").

                  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Agreement. Optionee further agrees to be bound by the terms of the Agreement attached hereto as Exhibit A.

                  The Option shall be considered a Non-Statutory Stock Option that is not intended to satisfy the provisions of Section 422(d) of the Internal Revenue Code of 1986, as amended.

                  No Employment or Service Contract. Nothing in this Notice or in the attached Agreement shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

                  Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.


HYPERION SOLUTIONS CORPORATION
OPTIONEE

/s/ Jeffrey R. Rodek                                   /s/ Stephen V. Imbler
------------------------------                         -------------------------
                                                       Stephen V. Imbler
                                                       Interim President and CEO

                                   SCHEDULE A


Alabama                                       New York
Alaska                                        North Carolina
Arizona                                       North Dakota
Arkansas                                      Ohio
California                                    Oklahoma
Colorado                                      Oregon
Connecticut                                   Pennsylvania
Delaware                                      Rhode Island
Florida                                       South Carolina
Georgia                                       South Dakota
Hawaii                                        Tennessee
Idaho                                         Texas
Illinois                                      Utah
Indiana                                       Vermont
Iowa                                          Virginia
Kansas                                        Washington
Kentucky                                      West Virginia
Louisiana                                     Wisconsin
Maine                                         Wyoming
Maryland                                      Australia
Massachusetts                                 Brazil
Michigan                                      Canada
Minnesota                                     England
Mississippi                                   France
Missouri                                      Germany
Montana                                       Hong Kong
Nebraska                                      Israel
Nevada                                        Japan
New Hampshire                                 Mexico
New Jersey                                    Netherlands
New Mexico                                    Singapore
                                              United Kingdom